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[LOGO]           One Indiana Square
                 Suite 3400
                 Indianapolis, Indiana 46204-2094

                 Phone: 317 681 7000
                 Fax:   317 681 7216





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption 'Experts' in the Registration Statement on Form S-3 and related Prospectus of Eli Lilly and Company dated May 1, 1995 for the registration of $1,000,000,000 of debt securities and to the incorporation by reference therein of our report dated February 8, 1995, with respect to the consolidated financial statements of Eli Lilly and Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

May 1, 1995